Exhibit 10(b)

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report for IL Annuity and Insurance Co. Separate Account 1 dated March 29, 2000 and our report for IL Annuity and Insurance Company dated February 25, 2000, in Post Effective Amendment No. 10 to the Registration Statement (Form N-4 No. 33-89028) and related Statement of Additional Information of IL Annuity and Insurance Co. Separate Account 1 dated April 26, 2000.

                                                           /s/ ERNST & YOUNG LLP

Indianapolis, Indiana
April 26, 2000